Exhibit 99.2

TAMPA ELECTRIC COMPANY

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of Tampa Electric Company (the “Company”) certifies, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended Mar. 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2003	/s/ ROBERT D. FAGAN

Robert D. Fagan Chief Executive Officer

Dated: May 14, 2003	/s/ GORDON L. GILLETTE

Gordon L. Gillette Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Tampa Electric Company and will be retained by Tampa Electric Company and furnished to the Securities and Exchange Commission or its staff upon request.